Exhibit 99.1

CONSENT OF INDEPENDENT VALUATION EXPERT
We hereby consent: (a) to the reference to our name and description of our role in the (i) valuation process of certain of the real estate properties (the “Appraised Properties”) of KBS Real Estate Investment Trust III, Inc. (the “Company”), (ii) valuation process of the Company’s investment in units of Prime US REIT and (iii) valuation process of the Company, being included or incorporated by reference into the Company’s Registration Statement on Form S-3 (File No. 333-164703) and the related prospectus, included therein, by being filed on a Current Report on Form 8-K, to be filed on December 15, 2020 (the “Form 8-K”); (b) to the inclusion in the Form 8-K that the total appraised value of the Appraised Properties of $3.1 billion represents the sum of the appraised values of each of the Appraised Properties contained in the individual property appraisal reports provided by us to the Company as of the date of each such report; and (c) to the inclusion in the Form 8-K that the estimated value of the Company’s investment in units of Prime US REIT as of December 1, 2020 of $203.5 million represents the estimated value of the Company’s investment in units of Prime US REIT provided by us to the Company as of that date. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act of 1933, as amended.

December 15, 2020	/s/ Duff & Phelps, LLC
Duff & Phelps, LLC